Exhibit 7

                    [LETTERHEAD OF LICHTER, YU & ASSOCIATES]


September 29, 2005


U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F Street, N.E.
Washington, D.C.  20549-0504

Ladies and Gentlemen:

We have received the response to Item 4.02 of Form 8-K for the matters discussed therein, filed by our client City Network, Inc. on September 28, 2005. We agree with the statements made in response to that item.

Sincerely,


/s/ Lichter, Yu & Associates
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Lichter, Yu & Associates